EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-218218, 333-143275, 333-44999, and 333-256469 on Form S-8 of our reports dated February 25, 2022, relating to the financial statements of Ocwen Financial Corporation and subsidiaries (the Company) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
New York, NY
February 25, 2022